                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                   MORGAN STANLEY QUALITY MUNICIPAL SECURITIES

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Quality Municipal Securities, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                           Withheld/       Broker
Matter                                                       Votes For    Abstentions    Non-Votes
------                                                    -------------   -----------   -----------
(1) David C. Arch......................................   8,608,386.499   462,365.571        0
    Bob R. Baker.......................................   8,586,409.499   484,342.571        0
    Frank S. Bayley....................................   8,590,122.499   480,629.571        0
    James T. Bunch.....................................   8,587,449.499   483,302.571        0
    Bruce L. Crockett..................................   8,606,246.499   464,505.571        0
    Rod Dammeyer.......................................   8,587,766.499   482,985.571        0
    Albert R. Dowden...................................   8,592,842.499   477,909.571        0
    Jack M. Fields.....................................   8,603,189.499   467,562.571        0
    Martin L. Flanagan.................................   8,271,559.499   799,192.571        0
    Carl Frischling....................................   8,586,375.499   484,376.571        0
    Prema Mathai-Davis.................................   8,597,676.499   473,075.571        0
    Lewis F. Pennock ..................................   8,589,719.499   481,032.571        0
    Larry Soll.........................................   8,594,670.499   476,081.571        0
    Hugo F. Sonnenschein...............................   8,589,397.499   481,354.571        0
    Raymond Stickel, Jr................................   8,607,923.499   462,828.571        0
    Philip A. Taylor ..................................   8,269,487.499   801,264.571        0
    Wayne W. Whalen....................................   8,592,704.499   478,047.571        0

                                                                                           Withheld/        Broker
Matter                                                      Votes For     Votes Against   Abstentions     Non-Votes
------                                                    -------------   -------------   -----------   -------------
(2) Approve a new advisory agreement between the Trust    6,820,360.257    388,419.000    288,482.813   1,573,490.000
       and Invesco Advisors, Inc

                                                                                           Withheld/        Broker
Matter                                                      Votes For     Votes Against   Abstentions     Non-Votes
------                                                    -------------   -------------   -----------   -------------
(3) Approve a new sub-advisory agreement between
    Invesco Advisors, Inc. and each of Invesco TriMark
    Ltd.; Invesco Asset Management Deutschland, GmbH;
    Invesco Asset Management Limited; Invesco Asset
    Management (Japan) Limited; Invesco Australia
    Limited; Invesco Hong Kong Limited; Invesco
    Institutional (N.A.), Inc.; and Invesco Senior
    Secured Management, Inc............................   6,777,489.257    418,026.000    301,746.813   1,573,490.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.